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                           SCHEDULE 14A INFORMATION
                                (Rule 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

               Proxy Statement Pursuant to Section 14(a) of the
                       Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement         [_]  Confidential, for Use of the
                                              Commission Only (as permitted by
                                              Rule 14a-6(e)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                       NATIONAL AFFORDABLE HOUSING TRUST
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               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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

                  National Housing Trust Limited Partnership


                             ____________________

                             CONSENT SOLICITATION
                             ____________________


                      This Consent Solicitation is being
             delivered to Unit Holders on or about June 27, 2001.


                  RESPONSE DUE NOT LATER THAN: August 8, 2001

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

                  National Housing Trust Limited Partnership

                            ______________________

                             CONSENT SOLICITATION
                            ______________________

                                June  27, 2001

                           INTRODUCTION AND SUMMARY

                                 The Proposal

          This Consent Solicitation is being furnished by NHT, Inc., General Partner, on behalf of National Housing Trust Limited Partnership (the "Partnership"), to you, the holder of\one or more units that represent beneficial limited partnership interests (the "Units") in NHTLP, for the sole purpose of soliciting your approval to sell the assets of Aspen NHT Apartments Co., LP, and Century Place NHT Apartments Co., LP to First Properties Company, Inc., or a to be formed affiliate of First Properties Company, Inc., ("First Properties"). NHT, Inc. believes that approval of the sale is in the best interest of the Partnership and the Unit Holders, and therefore strongly recommends that you vote in favor of the proposal.

                        DISCUSSION OF CONSENT REQUESTED

          Rural Housing Corporation ("RHC") is the managing general partner of eight operating partnerships in which the Partnership is the sole limited partner. Two of those operating partnerships are Aspen NHT Apartments Co., LP (the "Aspen Partnership") and Century Place Apartments Co., LP (the "Century Place Partnership"). NHT, Inc. is the Supervisory General Partner of the Aspen Partnership and the Century Place Partnership. The Aspen Partnership owns Aspen Apartments, a 48 unit property in Gaylord, Michigan. The Century Place Partnership owns Century Place Apartments, a 96 unit property in Greenville, Michigan. On behalf of the Aspen Partnership, RHC has entered into a purchase and sale agreement (the "Aspen Purchase and Sale Agreement") to sell Aspen Apartments to First Properties, subject to the approval of NHT, Inc. as Supervisory General Partner and the Partnership as the sole limited partner. On behalf of the Century Place Partnership, RHC has entered into a purchase and sale agreement (the "Century Place Purchase and Sale Agreement") to sell Century Place Apartments to First Properties, subject to the approval of NHT, Inc. as Supervisory General Partner and the Partnership as the sole limited partner. The obligation of First Properties to purchase each property is conditioned, among other things, on First Properties obtaining an allocation of Low Income Housing Tax Credits ("LIHTC") from the Michigan State Housing Development Authority ("MSHDA").

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

          RHC is no longer active in property management or development of LIHTC or rural housing properties in the State of Michigan. In 1994, RHC sold its controlling interest in Lansing Management, Inc. to Boston Financial and ceased to participate actively in the day-to-day operations of the NHTLP properties. In 1999, Boston Financial sold its interest in Lansing Management Company to First Properties.

          First Properties is experienced in the management and recapitalization of older LIHTC partnerships and has successfully recapitalized nine other properties of this type working in concert with the MSHDA and the Office of Rural Development of the U.S. Department of Agriculture ("Rural Development"). Lansing Management Company manages more than 1000 apartments in Michigan that receive financial support under the LIHTC, U.S. Department of Housing and Urban Development or Rural Development.

          First Properties has achieved similar rehabilitation with nine other properties in Michigan. All loans on the properties are current, and all properties have been rated "satisfactory" by Rural Development on their last physical inspection. However, there can be no assurance that First Properties will be successful in its effort to obtain the resources needed to acquire and rehabilitate the NHTLP properties and, therefore, there can be no assurance that First Properties will consummate the purchases.

          Aspen Apartments and Century Place Apartments have aged faster then expected partly because of the severe climate in northern Michigan, and thus need to be substantially rehabilitated: The main source of funding for rehabilitation of older affordable housing projects is the LIHTC. In addition, according to Rural Development, as of November 30, 2000, the 1999 and summer 2000 real estate taxes on Aspen Apartments were unpaid; under the terms of the mortgage, the Aspen Partnership may be declared in default. Furthermore, Lansing Management's Regional Property Manager estimated that total rehabilitation costs will be approximately $302,000. Century Place NHT Apartments Co. LP faces similar challenges. Its 1998, 1999 and summer 2000 real estate taxes also were unpaid; under the terms of the mortgage, it may be declared in default. The total rehabilitation cost for Century Place is estimated to be $600,000. Rural Development has agreed to work with NHT, Inc. and First Properties to avoid default on the projects.

          In the event of default by Aspen NHT Apartments Co., LP or Century Place NHT Apartments Co., LP and subsequent foreclosure, Unit Holders would suffer recapture of previously claimed LIHTC. As of April 25, 2001, the estimated recapture amount, including interest, for the Aspen Partnership was $143,577 and for Century Place Partnership the amount was $311,238. NHT, Inc. is working with RHC to structure the sale of both properties in order to minimize the risk of potential recapture and/or other negative tax consequences to the Unit Holders. It is our belief that Unit Holders will suffer no adverse consequences due to the sale; however, each investors's tax situation is different and, thus, the consequences of the sale could be different, based on each investor's previous use of tax credits, passive losses and/or individual tax situation.

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          LIHTC benefits projected at Aspen Apartments and Century Place
Apartments have both performed as projected and delivered all tax credit benefits as projected at the Partnership's initial investment offering. The period during which the Aspen Partnership and the Century Place Partnership, and through them the Partnership and the Unit Holders, received LIHTC benefits ended as of December 31, 1999. The compliance requirement, however, remains in effect through December 31, 2004.

          In accordance with IRS Revenue Ruling 90-60, 1990-2 CB 3, a taxpayer who disposes of an interest in a tax credit building can defer recapture by providing a surety bond to the Secretary, where it is reasonably expected that the building will continue to be operated as a qualified low-income building for the remainder of the compliance period. The bond must be maintained for a period of at least 58 months after the last day of the compliance period for the building. If the qualified basis with respect to the taxpayer's deemed interest in a tax credit building decreases after a disposition of interest in the building, then the bond may be forfeited in whole or in part.

          Under the terms of the Aspen Purchase and Sale Agreement, First Properties would pay $115,000 for Aspen Apartments. The proceeds from the sale will be used to bond the Unit Holders against potential recapture in the event that the property is not kept in compliance with Low Income Housing Tax Credit compliance requirements. In addition, NHT, Inc. believes that the potential for non-compliance is remote because the acquiring partnership will also be subject to the Tax Credit compliance requirements. Net Proceeds will be distributed as follows: Broker Fees, LIHTC Bond Fees, the accounting firm, Plante and Moran, and $5,000 to Rural Housing Corporation and affiliates to defray legal expenses. If the Bond Fee is reduced, and/or reserves are not used within 120 days after the sale, the balance of such accounts will be distributed to NHT, Inc. and affiliates.

          Under the terms of the Century Place Purchase and Sale Agreement, First Properties would also pay $90,000 for Century Place Apartments. The proceeds from the sale will be used to bond the Unit Holders against potential recapture in the event that the property is not kept in compliance with LIHTC compliance requirements. In addition, NHT, Inc. believes that the potential for non-compliance is remote because the acquiring partnership will also be subject to the LIHTC compliance requirements. Net Proceeds will be distributed as follows: Broker Fees, LIHTC Bond Fees, the accounting firm, Plante and Moran, and $5,000 to RHC and affiliates to defray legal expenses. If the Bond Fee is reduced, and/or reserves are not used within 120 days after the sale, the balance of such accounts will be distributed to NHT, Inc. and affiliates.

          The closing of the sale will be contingent on First Properties' success securing an allocation of LIHTC in MSHDA's competitive funding rounds. First Properties received Tax Credits for Aspen Apartments in the first application round, March 15, 2001; thus, the sale should occur in August 2001. An application for LIHTC for Century Place Apartments will be submitted first on July 15, 2001. If First Properties does not receive an allocation of Tax Credits in the July 15, 20001 round, it may re-submit its application in subsequent rounds. There can be

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no assurance that Tax Credits will be allocated for Century Place Apartments in the July 15, 2001 round or in any subsequent round.

          You are requested to review the material contained in this Consent Solicitation; complete, sign and date the accompanying Ballot; and return it to the General Partner in the enclosed self-addressed, postage-paid envelope. Ballots must be received on or before August 8, 2001. As set forth in the Partnership Agreement, the costs and expenses of this solicitation are to be borne by the Partnership. The General Partner has retained MMS Escrow and Transfer Agency, Inc., to assist in the printing, distribution of this Consent Solicitation and the collection of the Ballots.

                        INTEREST OF THE GENERAL PARTNER

          NHT, Inc., the General Partner of the Partnership, is not affiliated with First Properties. RHC, the general partner of Aspen NHT Apartments Co. LP and Century Place NHT Apartments Co. LP, will receive no compensation from the proposed sale other than reimbursement of certain legal fees and expenses.

                              UNIT HOLDER BALLOT

          Pursuant to the requirements of the Partnership Agreement, the consent of holders of Units (the "Unit Holders"), representing a majority in interest of the outstanding limited partnership interests ("Units") in the Partnership, is required to adopt the Proposal. Only persons registered as Unit Holders as of close of business on May 1, 2001 will be entitled to vote. As of that date, there were approximately 1100 Units outstanding, of which no Units were owned by the General Partner or an affiliate of the General Partner. Each Unit is entitled to one vote on each of the Proposals. To the best knowledge of General Partner, no Unit Holder is currently the beneficial owner of more than five percent (5%) of the Units.

          The Partnership Agreement provides that any matter on which Unit Holders are authorized to take action may be taken by Unit Holders by a written ballot, without a meeting. A Ballot has been inserted with this Consent Solicitation for your use. Please mark, sign, date and deliver your Ballot promptly to the General Partner at 2335 North Bank Drive, Columbus, Ohio 43220. Unit Holders are required to deliver the enclosed Ballot to the General Partner no later than August 8, 2001. Ballots not received on or before August 8, 2001, will not be counted. If the enclosed form of Ballot is executed and returned, it may, nevertheless, be revoked by delivery of written notice to the General Partner, at any time prior to August 8, 2001. Notice revoking a previously delivered Ballot should be delivered to the General Partner at the above address.

          A Ballot that is duly signed, dated and returned to the General Partner without specifying a vote and without abstaining from voting will be deemed a vote in favor of the Proposal.

          For the reasons discussed in detail elsewhere in the Consent Solicitation, the General Partner believes that the approval of the Proposal is in the best interest of the Partnership

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

and the Unit Holders, and therefore STRONGLY RECOMMENDS THAT YOU VOTE IN FAVOR OF THE PROPOSAL.

                CONSEQUENCES OF FAILING TO APPROVE THE PROPOSAL

     The General Partner believes that RHC, the current general partner, cannot commit resources sufficient to rehabilitate the property. The cost of rehabilitation is projected to exceed $300,000 for Aspen NHT Apartments Co. LP and $600,000 for Century Place NHT Apartments Co. LP. In addition, Rural Development will not increase rents to offset the operating costs. If the Proposal is not approved, Rural Development could foreclose on the properties, which could result in a potential recapture risk, as of April 25, 2001, to the Unit Holders of $143,577 from Aspen NHT Apartments Co. LP and $311,238 from Century Place NHT Apartments Co. LP.

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

                     RECOMMENDATION OF THE GENERAL PARTNER

          The General Partner strongly recommends that Unit Holders vote in favor of the Proposal.

                              BALLOT CONSENT FORM

Pursuant to the Consent Solicitation (the "Solicitation") of National Housing
                                           ------------
Trust Limited Partnership (the "Partnership"), dated June 27, 2001, the undersigned, as a holder of one or more units that represent beneficial limited partnership interests (the "Units") in NHTLP, hereby takes the following actions:

1. The undersigned hereby represents and warrants that he, she or it has sufficient knowledge and experience to enable him, her or it to utilize the information made available to him, her or it in connection with the Transactions (the "Transactions") discussed in the Solicitation in order to evaluate the
      ------------
merits and risks of the Transactions and to make an informed decision with respect thereto, and is relying on no representations other than those set forth in the Solicitation.

2. The undersigned hereby represents and warrants that he, she or it and his, her or its advisers have been provided the opportunity to ask questions and receive answers concerning the terms and conditions of the Transactions and to obtain any additional information which the Managing Partner possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of the information furnished in the Solicitation.

3. The undersigned hereby makes the following determination as to granting or withholding consent to the Transactions:

Please check one

               The undersigned hereby irrevocably consents to the Transactions.

               The undersigned hereby withholds his, her or its consent to the Transactions.

4. The undersigned hereby designates James Bowman, President and Chief Executive Officer of the Trust, to act as the undersigned's attorneys-in-fact to execute and deliver all ancillary and other closing documents as may be necessary or appropriate to effectuate the consummation of the Transactions if the required consent is obtained.

5. THE UNDERSIGNED HEREBY AGREES THAT RETURNING THIS CONSENT FORM WITHOUT INDICATING IN PARAGRAPH 3 WHETHER OR NOT THE UNDERSIGNED IS GRANTING OR WITHHOLDING CONSENT WILL BE DEEMED TO BE A GRANT OF CONSENT TO THE TRANSACTIONS.

IN WITNESS WHEREOF, the undersigned has executed this Consent Form as of the ____ day of _________________, 2001.


Please date and sign exactly as name appears on
records of the Partnership. If the Units are held
jointly, each holder should sign. When signing as
an attorney, executor, administrator, trustee,      ____________________________
guardian, officer of a corporation or other entity  Name (Print)
or in another representative capacity, please give
the full title under signature.                     ____________________________
                                                    Name (Signature)


                                                    ____________________________


                                                    ____________________________
                                                    Address (Print)


                                                    ____________________________
                                                    Social Security Number
                                                    (Print)



                                                    ____________________________
                                                    Name, if held jointly
                                                    (Print)

Witness:

                                                    ____________________________
______________________________                      Name (Signature)
Name (Print)

                                                    ____________________________


______________________________                      ____________________________
Name (Signature)                                    Address (Print)


                                                    ____________________________
                                                    Social Security Number
                                                    (Print)